Farmland Partners Inc. Reports Third Quarter 2022 Results

FPI Significantly Improves Operating Performance and Raises Guidance

DENVER, October 24, 2022 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the three and nine months ended September 30, 2022.

Selected Q3 2022 Highlights

During the three months ended September 30, 2022, the Company:

●	increased net income by $3.8 million to $1.1 million, or $0.01 per share available to common stockholders, compared to $(2.7) million, or $(0.17) per share available to common stockholders, for the same period in 2021;
●	increased AFFO by $5.7 million to $2.5 million, or $0.05 per share, from $(3.2) million, or $(0.09) per share, for the same period in 2021;
●	decreased debt by $16.0 million, while maintaining $48.0 million of undrawn capacity under its Rutledge line of credit;
●	renewed approximately 60% of leases expiring in 2022 at average rent increases in excess of 15%; and
●	increased the bottom and top end of 2022 AFFO guidance range to $0.27 to $0.31 from $0.26 to $.30.

Subsequent to Q3 2022

●	On October 13, 2022, the Company closed on a $75 million undrawn line of credit, all of which is currently available, providing additional liquidity.

CEO Comments

Paul A. Pittman, Chairman and CEO said: “The third quarter of 2022 was another outstanding quarter for FPI—AFFO increased $5.7 million and operating income was up over 200% compared to Q3 2021. Operations benefitted from higher rents on fixed leases, increased auction and brokerage fee revenue, increased direct operations gross profit, and lower litigation expenses. Our outlook for 2022 remains positive, and we have increased both the bottom and top ends of our guidance range issued in July. Farmland values continue to show meaningful appreciation across row-crop regions and the farm economy remains strong, partly driven by inflationary pressure. Inflation, which is generally positive for farmland values, is also leading to increased interest rates, which will impact many borrowers, including FPI, in 2023.”

Financial and Operating Results

●	The tables below show financial and operating results for the three and nine months ended September 30, 2022 and 2021. The values are shown as reported and after adjusting for litigation items.

	As reported			Adjusted for litigation (1)
	For the three months ended			For the three months ended
	September 30,			September 30,
Financial Results:	2022	2021	Change	2022	2021	Change
Net Income (Loss)	$1,119	$(2,669)	NM	$1,199	$(439)	NM
Net income (loss) per share available to common stockholders	$0.01	$(0.17)	NM	$0.01	$(0.11)	NM
AFFO	$2,498	$(3,236)	NM	$2,578	$(1,006)	NM
AFFO per weighted average common shares	$0.05	$(0.09)	NM	$0.05	$(0.03)	NM
Adjusted EBITDAre	$7,131	$3,707	92.4%	$7,211	$5,937	21.5%

Operating Results:
Total Operating Revenues	$13,140	$10,105	30.0%	$13,140	$10,105	30.0%
Operating Income	$4,725	$1,434	229.5%	$4,805	$3,664	31.1%
Net Operating Income (NOI) (2)	$9,352	$7,695	21.5%	$9,352	$7,695	21.5%
(1)	Legal and accounting expense for the three months ended September 30, 2022 and 2021 included $0.1 million and $2.2 million, respectively, related to litigation. Revenue for the three months ended September 30, 2022 and 2021 included $— million and $— million, respectively, of litigation settlement proceeds related to the Rota Fortunae case.
(2)	Please note change in the definition of NOI to include cost of goods sold.

	As reported			Adjusted for litigation (1)
	For the nine months ended			For the nine months ended
	September 30,			September 30,
Financial Results:	2022	2021	Change	2022	2021	Change
Net Income (Loss)	$5,250	$(3,055)	NM	$6,500	$3,813	70.5%
Net income (loss) per share available to common stockholders	$0.05	$(0.39)	NM	$0.08	$(0.18)	NM
AFFO	$5,764	$(8,493)	NM	$7,014	$(1,625)	NM
AFFO per weighted average common shares	$0.11	$(0.26)	NM	$0.14	$(0.05)	NM
Adjusted EBITDAre	$19,649	$12,219	60.8%	$20,899	$19,087	9.5%

Operating Results:
Total Operating Revenues	$39,387	$31,693	24.3%	$39,387	$31,143	26.5%
Operating Income	$12,496	$5,490	127.6%	$13,746	$12,358	11.2%
Net Operating Income (NOI) (2)	$28,815	$24,727	16.5%	$28,815	$24,177	19.2%

(1)	Legal and accounting expense for the nine months ended September 30, 2022 and 2021 included $1.2 million and $7.4 million, respectively, related to litigation. Revenue for the nine months ended September 30, 2022 and 2021 included $— million and $0.6 million, respectively, of litigation settlement proceeds related to the Rota Fortunae case.
(2)	Please note change in the definition of NOI to include cost of goods sold.

●	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the nine months ended September 30, 2022, the Company completed twelve property acquisitions for total consideration of $36.9 million.
●	During the nine months ended September 30, 2022, the Company completed five property dispositions for cash consideration of $16.9 million and total gain on sale of $3.9 million.

Balance Sheet

●	During the nine months ended September 30, 2022, the Company sold 8.6 million shares of common stock at a weighted average price of $14.13 for aggregate net proceeds of $121.3 million under its “at-the-market” offering program.

●	As of October 21, 2022, the Company had 55,821,431 shares of common stock outstanding on a fully diluted basis.
●	The Company had total debt outstanding of $410.5 million at September 30, 2022, compared to total debt outstanding of $513.4 million at December 31, 2021.
●	The company had Series A preferred units of $109.4 million outstanding after the redemption of $10.0 million of Series A preferred units during the nine months ended September 30, 2022.
●	The Company had liquidity of $56.9 million, consisting of $8.9 million in cash and $48.0 million in undrawn availability under its Rutledge credit facility at September 30, 2022, compared to cash of $30.2 million at December 31, 2021. On October 13, 2022, the Company closed on a $75 million undrawn line of credit, all of which is currently available, providing additional liquidity.

Dividend Declarations

●	The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and per Class A Common OP unit. The dividends are payable on January 17, 2023, to stockholders and common unit holders of record on January 2, 2023.

Conference Call Information and Supplemental Package

The Company has scheduled a conference call on October 25, 2022, at 1:00 p.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-844-200-6205 (USA), 1-833-950-0062 (Canada), or 1-929-526-1599 (other locations) and using the access code 038967.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until November 4, 2022, by dialing 1-866-813-9403 (USA), 1-226-828-7578 (Canada), or +44 (20) 4525-0658 (other locations) and using the access code 793610.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

A supplemental package can be accessed through the Investor Relations section of the Company's website.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of September 30, 2022, the Company owns and/or manages approximately 190,600 acres in 18 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, Nebraska, North Carolina, South Carolina, and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the on-going war in Ukraine and its impact on the world agriculture market, world food supply, the farm economy, and our tenants’ businesses; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of September 30, 2022 (Unaudited) and December 31, 2021

(in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Land, at cost	$969,360	$945,951
Grain facilities	10,918	10,754
Groundwater	12,602	10,214
Irrigation improvements	53,431	52,693
Drainage improvements	12,528	12,606
Permanent plantings	53,698	53,698
Other	6,995	6,848
Construction in progress	14,125	10,647
Real estate, at cost	1,133,657	1,103,411
Less accumulated depreciation	(43,224)	(38,303)
Total real estate, net	1,090,433	1,065,108
Deposits	269	58
Cash	8,869	30,171
Assets held for sale	34	530
Notes and interest receivable, net	5,910	6,112
Right of use asset	368	107
Deferred offering costs	53	40
Accounts receivable, net	6,632	4,900
Derivative asset	2,014	—
Inventory	3,123	3,059
Equity method investments	4,149	3,427
Intangible assets, net	2,060	1,915
Goodwill	2,706	2,706
Prepaid and other assets	1,256	3,392
TOTAL ASSETS	$1,127,876	$1,121,525

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$408,372	$511,323
Lease liability	368	107
Dividends payable	3,333	2,342
Derivative liability	—	785
Accrued interest	3,578	3,011
Accrued property taxes	2,856	1,762
Deferred revenue	111	45
Accrued expenses	8,855	9,564
Total liabilities	427,473	528,939

Commitments and contingencies (See Note 8)

Redeemable non-controlling interest in operating partnership, Series A preferred units	109,408	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 54,319,217 shares issued and outstanding at September 30, 2022, and 45,474,145 shares issued and outstanding at December 31, 2021	531	444
Additional paid in capital	646,999	524,183
Retained deficit	(2,189)	(4,739)
Cumulative dividends	(70,705)	(61,853)
Other comprehensive income	3,205	279
Non-controlling interests in operating partnership	13,154	13,762
Total equity	590,995	472,076

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,127,876	$1,121,525

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

(in thousands except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
OPERATING REVENUES:
Rental income	$9,081	$8,850	$27,823	$27,400
Tenant reimbursements	883	861	2,470	2,638
Crop sales	2,471	262	4,316	715
Other revenue	705	132	4,778	940
Total operating revenues	13,140	10,105	39,387	31,693

OPERATING EXPENSES
Depreciation, depletion and amortization	1,665	1,911	5,076	5,731
Property operating expenses	2,115	1,993	6,128	5,632
Cost of goods sold	1,673	417	4,444	1,334
Acquisition and due diligence costs	24	5	86	5
General and administrative expenses	2,505	1,746	8,613	5,258
Legal and accounting	407	2,599	2,479	8,241
Other operating expenses	26	—	65	2
Total operating expenses	8,415	8,671	26,891	26,203
OPERATING INCOME	4,725	1,434	12,496	5,490

OTHER (INCOME) EXPENSE:
Other (income)	(366)	(8)	(380)	(59)
(Income) from equity method investment	—	(15)	(16)	(15)
(Gain) loss on disposition of assets	48	112	(3,948)	(3,355)
Interest expense	3,891	4,014	11,461	11,974
Total other expense	3,573	4,103	7,117	8,545

Net income (loss) before income tax expense	1,152	(2,669)	5,379	(3,055)

Income tax expense	33	—	129	—

NET INCOME (LOSS)	1,119	(2,669)	5,250	(3,055)

Net (income) loss attributable to non-controlling interests in operating partnership	(25)	115	(135)	127

Net income (loss) attributable to the Company	1,094	(2,554)	5,115	(2,928)

Nonforfeitable distributions allocated to unvested restricted shares	(16)	(14)	(47)	(42)
Distributions on Series A Preferred Units and Series B Preferred Stock	(728)	(3,055)	(2,408)	(9,175)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$350	$(5,623)	$2,660	$(12,145)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.01	$(0.17)	$0.05	$(0.39)
Diluted net income (loss) available to common stockholders	$0.01	$(0.17)	$0.05	$(0.39)
Basic weighted average common shares outstanding	53,495	32,551	49,908	31,355
Diluted weighted average common shares outstanding	53,495	32,551	49,908	31,355
Dividends declared per common share	$0.06	$0.05	$0.17	$0.15

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands except per share amounts)	2022	2021	2022	2021
Net income (loss)	$1,119	$(2,669)	$5,250	$(3,055)
(Gain) loss on disposition of assets	48	112	(3,948)	(3,355)
Depreciation, depletion and amortization	1,665	1,911	5,076	5,731
FFO	2,832	(646)	6,378	(679)

Stock-based compensation and incentive	351	334	1,595	919
Deferred impact of interest rate swap terminations	19	126	113	437
Real estate related acquisition and due diligence costs	24	5	86	5
Distributions on Preferred units and stock	(728)	(3,055)	(2,408)	(9,175)
AFFO	$2,498	$(3,236)	$5,764	$(8,493)

AFFO per diluted weighted average share data:

AFFO weighted average common shares	55,000	34,298	51,563	33,124

Net income (loss) available to common stockholders of Farmland Partners Inc.	$0.01	$(0.17)	$0.05	$(0.39)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.01	0.10	0.06	0.31
Depreciation and depletion	0.03	0.06	0.10	0.17
Stock-based compensation and incentive	0.01	0.01	0.03	0.03
(Gain) on disposition of assets	0.00	0.00	(0.08)	(0.10)
Distributions on Preferred units and stock	(0.01)	(0.09)	(0.05)	(0.28)
AFFO per diluted weighted average share	$0.05	$(0.09)	$0.11	$(0.26)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$1,119	$(2,669)	$5,250	$(3,055)
Interest expense	3,891	4,014	11,461	11,974
Income tax expense	33	—	129	—
Depreciation, depletion and amortization	1,665	1,911	5,076	5,731
(Gain) loss on disposition of assets	48	112	(3,948)	(3,355)
EBITDAre	$6,756	$3,368	$17,968	$11,295

Stock-based compensation and incentive	351	334	1,595	919
Real estate related acquisition and due diligence costs	24	5	86	5
Adjusted EBITDAre	$7,131	$3,707	$19,649	$12,219

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
($ in thousands)	2022	2021	2022	2021
OPERATING REVENUES:
Rental income	$9,081	$8,850	$27,823	$27,400
Tenant reimbursements	883	861	2,470	2,638
Crop sales	2,471	262	4,316	715
Other revenue	705	132	4,778	940
Total operating revenues	13,140	10,105	39,387	31,693

Property operating expenses	2,115	1,993	6,128	5,632
Cost of goods sold	1,673	417	4,444	1,334
NOI	9,352	7,695	28,815	24,727

Depreciation, depletion and amortization	1,665	1,911	5,076	5,731
Acquisition and due diligence costs	24	5	86	5
General and administrative expenses	2,505	1,746	8,613	5,258
Legal and accounting	407	2,599	2,479	8,241
Other operating expenses	26	—	65	2
Other (income)	(366)	(8)	(380)	(59)
(Income) from equity method investment	—	(15)	(16)	(15)
(Gain) loss on disposition of assets	48	112	(3,948)	(3,355)
Interest expense	3,891	4,014	11,461	11,974
Income tax expense	33	—	129	—
NET INCOME (LOSS)	$1,119	$(2,669)	$5,250	$(3,055)

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, and distributions on the Company’s Series A preferred units.  For the avoidance of doubt, $5.7 million non-cash redemption of Series B Participating Preferred Stock in Q4 2021 is not included in AFFO.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.